Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-121231 and 333-175785 on Form S-8  of our report, dated April 28, 2014, relating to the consolidated financial statements of SuperCom Ltd ("the Company”) for the years ended December 31, 2013 and December 31, 2012, appearing  in this Annual Report on Form 20-F of the Company.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

April 28, 2014